Schedule B
                         CONSOLIDATED PROMISSORY NOTE

$2,504,000                                                  New York, New York
                                                              November 1, 2000

      For value received, LAURIE MUNN ("Borrower") hereby unconditionally promises to pay to the order of INTERIORS, INC., a Delaware corporation (hereinafter, the "Payee"), at the offices of Payee at 320 Washington St, Mt. Vernon, New York 10553, or at such other place as the Payee or any other holder hereof may from time to time designate, the principal sum of two million five hundred and four thousand dollars ($2,504,000) in lawful money of the United States of America and in immediately available funds, on November 1, 2005 (the "Maturity Date").

      This Note is issued pursuant to the terms and provisions of the Pledge Agreement entered into and executed of even date herewith by and among Borrower and Payee (as the same now exists or may hereafter be amended, modified, supplemented, renewed, extended, restated or replaced, the "Pledge Agreement"). This Note is secured by all of the Collateral (as defined in the Pledge Agreement) and is entitled to all of the benefits and rights set forth in the Pledge Agreement. Initially capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed thereto in the Pledge Agreement.

      Borrower hereby further promises to pay interest to the order of Payee in like money at said office or place on the Maturity Date on the unpaid principal balance hereof at a rate, prior to a Default, of six and one-half percent (6.5%) per annum, and at a rate, upon the occurrence and during the continuance of and after a Default, of eight percent (8.5%) per annum (the "Default Rate"). In addition, Borrower further promises to pay on the Maturity Date previously accrued interest of four hundred ten thousand nine hundred seventy-six dollars and four cents ($410,976.04) relating to the obligations of which this Note consolidates under the Pledge Agreement.

      The interest rate payable hereunder shall be calculated on the basis of a three hundred sixty-five (365) day year and actual days elapsed. In no event shall the interest charged hereunder exceed the maximum permitted under the laws of the State of New York or other applicable law.

      If any principal or interest payment is not made when due hereunder or if any other Default shall occur for any reason, then and in any such event, in addition to all rights and remedies of Payee under the Pledge Agreement, applicable law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, Payee may, at its option, declare any or all of Borrower's obligations, liabilities and indebtedness owing to Payee hereunder (the "Obligations") to be due and payable, whereupon the then unpaid balance hereof together with all interest accrued thereon, shall forthwith become due and payable, together with interest accruing thereafter at the then applicable rate stated above until the indebtedness evidenced by this Note is paid in full, plus the costs and expenses of collection hereof, including, but not limited to, reasonable attorneys' fees.

      Borrower (i) waives diligence, demand, presentment, protest and notice of any kind, (ii) agrees that it will not be necessary for any holder hereof to first institute suit in order to enforce payment of this Note and (iii) consents to any one or more extensions or postponements of time of


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payment of this Note and/or any other Obligations, any release, surrender or substitution of collateral security for this Note and/or any other Obligations, or forbearance or other indulgence with respect to this Note and/or any other Obligations, without notice or consent. The pleading of any statute of limitations as a defense to any demand against Borrower is expressly hereby waived. Upon any Default or termination, Payee shall have the right, but not the obligation, to setoff against this Note all money owed by Payee to Borrower.

      Payee shall not be required to resort to any Collateral for payment, but may proceed against Borrower, and any guarantors or endorsers hereof in such order and manner as Payee may choose. None of the rights of Payee shall be waived or diminished by any failure or delay in the exercise thereof.

      BORROWER HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY AND ALL RIGHTS OF SETOFF. BORROWER FURTHER WAIVES ANY RIGHTS TO INTERPOSE COUNTERCLAIMS (EXCEPT COMPULSORY COUNTERCLAIMS) AND CROSS-CLAIMS IN ANY LITIGATION OR PROCEEDING BROUGHT BY PAYEE BASED UPON OR ARISING OUT OF THIS NOTE, THE PLEDGE AGREEMENT, THE OBLIGATIONS OR THE COLLATERAL. BORROWER HEREBY IRREVOCABLY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR ALL PURPOSES IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, THE PLEDGE AGREEMENT, THE OBLIGATIONS OR THE COLLATERAL.

      Borrower further agrees that any process or notice of motion or other application to said Courts or judge thereof, or any notice in connection with any proceeding hereunder may be served (i) inside or outside the State of New York by registered or certified mail, return receipt requested, and service or notice so served shall be deemed complete five (5) days after the same shall have been posted or (ii) in such other manner as may be permissible under the rules of said Courts. Within thirty (30) days after such mailing, Borrower shall appear and answer to such process or notice of motion or other application to said Courts, failing which Borrower shall be deemed in default and judgment may be entered by Payee against Borrower for the amount of the claim and other relief requested therein.

      This Note, the Obligations and the Collateral shall be governed by and construed in accordance with the laws of the State of New York and shall be binding upon the successors and assigns of Borrower and inure to the benefit of Payee and its successors, endorsees and assigns. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

      This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by Borrower and the Payee or any successor holder hereof. Whenever used herein, the terms "Borrower" and "Payee" shall be deemed to include their respective successors and assigns.

                                        BORROWER


                                        /s/ Laurie Munn
                                        ----------------------------------------
                                        Laurie Munn